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                       Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement of Colonial Properties Trust on Form S-3 filed with the Securities and Exchange Commission on October 23, 1997, of our report, dated January 24, 1997, on our audits of the consolidated financial statements of Colonial Properties Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which report is included in the 1996 Annual Report incorporated by reference on Form 10-K. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 2, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Riverchase Center Building 2100; our report dated April 24, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Beechwood Shopping Center; our report dated June 18, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Brookwood Mall; our report dated June 16, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - The Meadows at Trussville; our report dated June 23, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Proposed Office and Retail Merger; which reports are included in Form 8-K filed July 21, 1997, and incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.

Birmingham, Alabama
October 23, 1997